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Exhibit 15


                       Acknowledgment of Ernst & Young LLP

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the American Eagle Outfitters, Inc. Registration Statements as follows:

     .  1999 Stock Incentive Plan (Registration No. 333-34748),
     .  Employee Stock Purchase Plan (Registration No. 333-3278),
     .  1994 Restricted Stock Plan (Registration No. 33-79350),
     . 1994 Stock Option Plan (Registration Nos. 333-44759, 33-79358, and 333-12661),
     . Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and
     .  Registration Statement (Form S-3) (Registration No. 333-68875)

of our report dated November 15, 2001 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. which is included in its Form 10-Q for the quarter ended November 3, 2001.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 15, 2001

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